EXHIBIT 11
RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                            SIX MONTHS ENDED
                                          ------------------------
                                       March 30, 1997  March 31, 1996
                                         ---------        ---------
                                        (Unaudited)     (Unaudited)
                                          ---------       ---------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:
  1.  Net Income                         $22,772,000     $17,620,000
                                         ===========     ===========
  2.  Weighted Average Common Shares
      Outstanding                         46,524,022      46,395,573
  3.  Incremental Shares Under Stock
      Options Computed Under the
      Treasury Stock Method Using
      the Average Market Price of
      Issuer's Stock During the
      Periods                                 272,076         164,485
  4.  Weighted Average Common Shares       -----------    ------------
       and Common Equivalent Shares
       Outstanding                         46,796,098      46,560,058
                                           ==========     ===========
5.  Net Income Per Share
      (Item 1 divided by Item 4)     $            .49     $       .38
                                           ===========     ===========
FULLY DILUTED:
  1.  Net Income                          $22,772,000      $17,620,000
                                           ===========     ===========
  2.  Weighted Average Common Shares
      Outstanding                          46,524,022       46,395,573
  3.  Incremental Shares Under Stock
     Options Computed Under the Treasury
     Stock Method Using the Higher of
     the Average or Ending Market Price
     of Issuer's Stock at the End of
     the Periods                               374,607         211,394
  4.  Weighted Average Common Shares        -----------       ---------
      and Common Equivalent Shares
      Outstanding                           46,898,629       46,606,967
                                            ===========       =========
  5.  Net Income Per Share
     (Item 1 divided by Item 4)                   $.49             $.38
                                            ===========       ==========